POWER OF ATTORNEY

                 The undersigned officers and Trustees of Fort Pitt Capital Funds (the “Trust”) hereby appoint Douglas W. Kreps, Charles A. Smith and Robin M. Miller (with full power to each of them to act alone) to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute Trust registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and any other documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior powers of attorney regarding the subject matter hereof.  This Power of Attorney may be executed in counterparts, each of which shall be deemed to be an original.  A facsimile or other reproduction of this document may be executed and may be delivered by facsimile or similar electronic transmission device, and such execution and delivery shall be considered valid, binding and effective for all purposes.

The undersigned officers and Trustees hereby execute this Power of Attorney as of this 4th day of February, 2009.

Name                                                     Title

/s/ Douglas W. Kreps                     President, Chairman and Trustee
Douglas W. Kreps

/s/ Robert J. Dickson                      Trustee
Robert J. Dickson

/s/ Bradley J. Franc                         Trustee
Bradley J. Franc

/s/ Ronald V. Pellegrini                      Trustee
Ronald V. Pellegrini

/s/ Donald F. Smith, Jr.                   Trustee
Donald F. Smith, Jr.

/s/ Charles A. Smith                        Treasurer
Charles A. Smith